Filed Pursuant to Rule 424(b)(3)
Registration No. 333-155800

May 2010 Performance Update

The Frontier Fund Supplement Dated May 31, 2010 to Prospectus Dated April 30, 2010

The Frontier Fund Class 1 Original

T H E    F R O N T I E R    F U N D ’ S    G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

May performance for the various Series of The Frontier Fund is detailed below:*

The Frontier Fund Class 1 Original	May 31, 2010	May 31, 2010	NAV / Unit
	MTD	YTD
Balanced Series-1	-0.98%	1.83%	$120.71
Balanced Series-1a	-1.06%	1.51%	$107.09
Campbell/Graham/Tiverton Series-1	-0.56%	-2.75%	$101.77
Currency Series-1	1.78%	3.85%	$81.00
Long/Short Commodity Series-1	-4.22%	-2.85%	$110.53
Winton/Graham Series-1	-0.75%	0.72%	$110.85
Winton Series-1	-0.99%	5.70%	$124.27
Long Only Commodity Series-1	-8.28%	-10.91%	$74.46
Managed Futures Index Series-1	4.79%	1.23%	$113.92

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

*	The above table sets forth the actual performance for the Class and Series as of May 31, 2010. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

May 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(1,556,891.82)
Unrealized trading gain/(loss)			996,256.67
Less: commissions			(362,462.32)
Less: FCM fees			(90,732.55)
Foreign currency gain/(loss)			(137,000.81)
Interest income			12,404.00

Total Income			(1,138,426.83)

EXPENSES

Management fees			174,040.09
Incentive fees			832,780.60
Broker service fees			650,971.33

Total Expenses			1,657,792.02

Net Income (Loss)			$(2,796,218.85)

STATEMENT OF CHANGES IN NET ASSET VALUE
	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	2,341,691.57863	$285,474,059.94	121.91
Current month additions	493.13114	60,426.47
Current month redemptions	(22,467.24031)	(2,724,919.31)
Net Income (loss) for current month		(2,796,218.85)

Net Asset Value, end of current month	2,319,717.46946	$280,013,348.25	120.71

	Monthly rate of return		-0.98%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Balanced Series 1

THE FRONTIER FUND BALANCED SERIES - 1a

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

May 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(37,344.89)
Unrealized trading gain/(loss)			23,789.90
Less: commissions			(8,597.30)
Less: FCM fees			(2,153.84)
Foreign currency gain/(loss)			(3,277.02)
Interest income			6,199.52

Total Income			(21,383.63)

EXPENSES

Trading Fee			10,916.78
Management fees			4,134.69
Incentive fees			19,726.88
Broker service fees			15,452.65

Total Expenses			50,231.00

Net Income (Loss)			$(71,614.63)

STATEMENT OF CHANGES IN NET ASSET VALUE
	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	62,635.35876	$6,779,592.22	108.24
Current month additions	6.39357	695.28
Current month redemptions	(1,660.18518)	(177,914.47)
Net Income (loss) for current month		(71,614.63)

Net Asset Value, end of current month	60,981.56715	$6,530,758.40	107.09

	Monthly rate of return		-1.06%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Balanced Series 1a

THE FRONTIER FUND CAMPBELL/GRAHAM/TIVERTON SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

May 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(639,204.95)
Unrealized trading gain/(loss)			676,759.93
Less: commissions			(32,107.80)
Less: FCM fees			(24,372.03)
Foreign currency gain/(loss)			(38,599.35)
Interest income			—

Total Income			(57,524.20)
EXPENSES
Management fees			160,236.06
Incentive fees			—
Broker service fees			147,811.45

Total Expenses			308,047.51

Net Income (Loss)			$(365,571.71)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	635,511.48780	$65,038,788.01	102.34
Current month additions	92.86169	9,461.62
Current month redemptions	(6,269.67694)	(634,629.88)
Net Income (loss) for current month		(365,571.71)

Net Asset Value, end of current month	629,334.67255	$64,048,048.04	101.77

	Monthly rate of return		-0.56%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Campbell/Graham/Tiverton Series 1

THE FRONTIER FUND CURRENCY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

May 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$31,239.99
Unrealized trading gain/(loss)			124,462.77
Less: FCM fees			(2,826.48)
Interest income			3,536.60

Total Income			156,412.88

EXPENSES

Management fees			4,434.23
Incentive fees			—
Broker service fees			17,238.56

Total Expenses			21,672.79

Net Income (Loss)			$134,740.09

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	95,307.59109	$7,584,552.33	79.58
Current month additions	70.52092	5,694.88
Current month redemptions	(6,242.12412)	(504,979.74)
Net Income (loss) for current month		134,740.09

Net Asset Value, end of current month	89,135.98789	$7,220,007.56	81.00

	Monthly rate of return		1.78%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Currency Series 1

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

May 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(1,145,438.55)
Unrealized trading gain/(loss)			(197,759.76)
Less: commissions			(84,424.10)
Less: FCM fees			(14,675.32)
Foreign currency gain/(loss)			487.79
Interest income			60,514.06

Total Income			(1,381,295.88)

EXPENSES

Management fees			147,275.30
Incentive fees			56,322.54
Broker service fees			89,135.25

Total Expenses			292,733.09

Net Income (Loss)			$(1,674,028.97)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	345,296.44478	$39,846,741.86	115.40
Current month additions	90.82220	10,252.89
Current month redemptions	(4,051.60025)	(455,694.23)
Net Income (loss) for current month		(1,674,028.97)

Net Asset Value, end of current month	341,335.66673	$37,727,271.55	110.53

	Monthly rate of return		-4.22%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Long/Short Commodity Series 1

THE FRONTIER FUND WINTON/GRAHAM SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

May 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$31,104.64
Unrealized trading gain/(loss)			(128,670.51)
Less: commissions			(25,919.14)
Less: FCM fees			(17,469.69)
Foreign currency gain/(loss)			(2,750.53)
Interest income			14,721.40

Total Income			(128,983.83)

EXPENSES

Management fees			118,029.54
Incentive fees			—
Broker service fees			105,739.11

Total Expenses			223,768.65

Net Income (Loss)			$(352,752.48)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	417,411.28058	$46,621,493.56	111.69
Current month additions	109.85639	12,214.82
Current month redemptions	(3,142.73873)	(347,095.97)
Net Income (loss) for current month		(352,752.48)

Net Asset Value, end of current month	414,378.39824	$45,933,859.93	110.85

	Monthly rate of return		-0.75%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Winton/Graham Series 1

THE FRONTIER FUND WINTON SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

May 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$126,857.81
Unrealized trading gain/(loss)			(394,376.54)
Less: commissions			(7,464.59)
Less: FCM fees			(18,567.35)
Foreign currency gain/(loss)			2,675.98
Interest income			15,601.83

Total Income			(275,272.86)

EXPENSES

Management fees			100,054.11
Incentive fees			—
Broker service fees			112,919.20

Total Expenses			212,973.31

Net Income (Loss)			$(488,246.17)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	394,125.50100	$49,466,713.21	125.51
Current month additions	184.55970	23,382.02
Current month redemptions	(1,322.94643)	(164,840.55)
Net Income (loss) for current month		(488,246.17)

Net Asset Value, end of current month	392,987.11427	$48,837,008.51	124.27

	Monthly rate of return		-0.99%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Winton Series 1

THE FRONTIER FUND LONG ONLY COMMODITY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

May 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(277,568.87)
Unrealized trading gain/(loss)			3,752.53
Less: commissions			—
Less: FCM fees			(1,183.02)
Foreign currency gain/(loss)			—
Interest income			5,293.84

Total Income			(269,705.52)

EXPENSES

Management fees			3,035.87
Incentive fees			—
Broker service fees			4,822.38

Total Expenses			7,858.25

Net Income (Loss)			$(277,563.77)

STATEMENT OF CHANGES IN NET ASSET VALUE
	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	41,514.98007	$3,370,211.01	81.18
Current month additions	1.05029	77.75
Current month redemptions	(414.00649)	(32,157.63)
Net Income (loss) for current month		(277,563.77)

Net Asset Value, end of current month	41,102.02387	$3,060,567.36	74.46

	Monthly rate of return		-8.28%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Long Only Commodity Series 1

THE FRONTIER FUND MANAGED FUTURES INDEX SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

May 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$53,834.53
Unrealized trading gain/(loss)			35,234.71
Less: commissions			(695.06)
Less: FCM fees			(659.25)
Foreign currency gain/(loss)			(265.04)
Interest income			304.69

Total Income			87,754.58

EXPENSES

Management fees			2,918.32
Incentive fees			—
Broker service fees			2,655.75

Total Expenses			5,574.07

Net Income (Loss)			$82,180.51

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	15,398.87243	$1,674,185.81	108.72
Current month additions	—	—
Current month redemptions	(254.31385)	(31,037.93)
Net Income (loss) for current month		82,180.51

Net Asset Value, end of current month	15,144.55858	$1,725,328.39	113.92

	Monthly rate of return		4.79%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Managed Futures Index Series 1